Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors Barclays PLC:

We consent to the incorporation by reference in the registration statement (No: 333-253693) on Form F-3 and in the registration statements (Nos: 333-236905, 333-236904, 333-225082, 333-216361, 333-195098, 333- 183110, 333-173899, 333-167232, 333-153723, 330-254570 and 333-261584) on Form S-8 of Barclays PLC of our report dated May 22, 2022, with respect to the consolidated balance sheets of Barclays PLC as of December 31, 2021 and 2020, the related consolidated income statements, statements of comprehensive income, statements of changes in equity, and cash flow statements for each of the years in the three-year period ended December 31, 2021, and the related notes and specific disclosures described in Note 1 to the consolidated financial statements as being part of the consolidated financial statements, and our report dated May 22, 2022 with respect to the effectiveness of internal control over financial reporting as of December 31, 2021, which reports appear in Amendment No.1 on Form 20-F/A to the annual report on Form 20-F of Barclays PLC for the year ended December 31, 2021.

/s/ KPMG LLP
London, United Kingdom
May 23, 2022